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                                                                     Exhibit 5.2

                               SCHRECK BRIGNONE
                           300 South Fourth Street
                                  Suite 1200
                           Las Vegas, Nevada 89101
                                (702) 382-2101

                                                               October ___, 2003


Warnaco Inc.
501 Seventh Avenue
New York, New York 10018

Ladies and Gentlemen:

         We have acted as special Nevada counsel to Warnaco Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of $210,000,000 aggregate principal amount of its 8-7/8% Senior Notes due 2013 (the "Exchange Notes") on a Form S-4 registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Exchange Notes will be issued pursuant to an indenture, dated as of June 12, 2003 (the "Indenture"), by and between the Company and Wells Fargo Bank Minnesota, National Association, as trustee. You have requested our opinion with respect to the matters set forth below regarding Authentic Fitness On-Line, Inc., a Nevada corporation, which is a guarantor of the Exchange Notes (the "Nevada Guarantor"). Capitalized terms used herein without definition have the meanings given to them in the Indenture, a copy of which will be filed as an exhibit to the Registration Statement.

         In our capacity as your special Nevada counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Nevada Guarantor in connection with the authorization and issuance of the Exchange Notes and the Note Guarantees, respectively, and for purposes of this opinion, we have assumed such proceedings will be timely completed in the manner presently proposed and the terms of such issuances will otherwise be in compliance with law. In rendering the opinions hereinafter expressed, we have examined the Registration Statement, the Indenture, the Note Guarantees, the Registration Rights Agreement, the Articles of Incorporation and Bylaws, each as amended to date, and other corporate records of the Nevada Guarantor, and such other documents, records, certificates, memoranda and instruments as we have deemed necessary as a basis for this opinion.

         As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed herein. In our examination, we have assumed (i) the genuineness of all signatures, the authenticity of all documents submitted to




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Warnaco Inc.
October ___, 2003
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us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (ii) the valid and binding effect, and the enforceability, of all documents we have reviewed; (iii) that each natural person executing any instrument, document, or agreement is legally competent to do so; (iv) there are no oral or written modifications of or amendments to the documents we have examined, and there has been no waiver of any of the provisions thereof, by actions or conduct of the parties or otherwise; and (v) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.

         We have also been furnished with, and with your consent have relied upon, certificates of officers of the Nevada Guarantor with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary or appropriate for purposes of this opinion.

         We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the internal laws of the State of Nevada and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law or regulations, or any state securities or "Blue Sky" laws or regulations.

         Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

         1. The Nevada Guarantor is validly existing as a corporation in good standing under the laws of the State of Nevada.

         2. The Nevada Guarantor has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under the Indenture, the Note Guarantees and the Registration Rights Agreement.

         3. The execution and delivery of the Indenture and the Registration Rights Agreement, and the issuance of the Note Guarantees, have been duly authorized by the Nevada Guarantor.

         The opinions expressed herein are based upon the laws in effect and the facts in existence as of the date of this letter. In delivering this letter to you, we assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, or to conduct an inquiry into the




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Warnaco Inc.
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continued accuracy of such opinions, or to apprise you of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this letter, or of any change in any applicable laws or facts occurring after the date of this letter, which may affect the opinions set forth herein. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

         Except as provided in the following paragraph, this opinion may not be relied upon by any other person, or used by you for any other purposes, without our prior written consent in each instance.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein under the caption "Legal Matters" in the prospectus included therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder. Skadden, Arps, Slate, Meagher & Flom LLP may rely on this opinion for the sole purpose of issuing its opinion, of even date herewith, to the Company, which opinion will also be filed as an exhibit to the Registration Statement.


                                          Very truly yours,

                                          SCHRECK BRIGNONE